UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 10, 2014

AEROHIVE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices, including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 10, 2014, the compensation committee of the board of directors of Aerohive Networks, Inc. (the “Company”) approved entering into amendments with each of its named executive officers to revise the term of the respective Separation and Change in Control Severance Agreement previously entered by the Company with each such individual and dated October 1, 2013 (respectively, the “Agreement”). Pursuant to the amendment, the term of each of these Agreements is extended from its originally scheduled expiration of October 1, 2015, to December 31, 2016. Additionally, the amendment provides that the respective Agreements will thereafter renew automatically for one-year renewal periods, unless at least 90 days prior to expiration of the then-current term, either party to the Agreement provides notice of non-renewal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel and Secretary

Date: December 16, 2014